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                                                                 Exhibit 10.7(b)

Facility Site Sublease Agreement (Dickerson L2) between Southern Energy Mid-Atlantic, LLC and Dickerson OL2 LLC dated as of December 19, 2000

Facility Site Sublease Agreement (Dickerson L3) between Southern Energy Mid-Atlantic, LLC and Dickerson OL3 LLC dated as of December 19, 2000

Facility Site Sublease Agreement (Dickerson L4) between Southern Energy Mid-Atlantic, LLC and Dickerson OL4 LLC dated as of December 19, 2000